Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parks! America, Inc. (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended December 29, 2013 (the “Form 10-Q”) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February7, 2014

/s/ Dale Van Voorhis
Dale Van Voorhis
Chief Executive Officer
(Principal Executive Officer)
Parks! America, Inc.

Dated: February 7, 2014

/s/ Todd R. White
Todd R. White
Chief Financial Officer
(Principal Financial Officer)
Parks! America, Inc.

A signed original of this written statement required by Section 906 has been provided to Parks! America, Inc. and will be retained by Parks! America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.